UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 27, 2020
Date of Report (Date of Earliest Event Reported)

Insignia Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8799 Brooklyn Blvd.Minneapolis, Minnesota	55445
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ISIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2020, our Board of Directors (the “Board”), appointed Chad B. Johnson to serve as an additional director to fill an existing vacancy on the Board. Mr. Johnson will initially serve on the Board’s Audit Committee.

The Board and its Governance, Compensation and Nominating Committee considered Mr. Johnson for appointment pursuant to the nomination and evaluation procedures for substitute nominees set forth in the previously announced Cooperation Agreement dated May 17, 2018 with Nick Swenson, Air T, Inc., and Groveland Capital LLC (the “Cooperation Agreement”), the text of which is provided as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.
Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description	Method of Filing
10.1	Cooperation Agreement with Nick Swenson, Air T, Inc., and Groveland Capital LLC, dated May 17, 2018 (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed May 18, 2018)	Incorporated By Reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGNIA SYSTEMS, INC.

Date: March 2, 2020	By	/s/ Kristine A. Glancy
Kristine A. Glancy
President and Chief Executive Officer